EXHIBIT 23.1





                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-63537) of our report dated February 26, 1999 appearing on page 15 of the Illinois Power Securitization Limited Liability Company's Annual Report on Form 10-K for the period from September 10, 1998 (date of inception) through December 31, 1998.




PricewaterhouseCoopers LLP





St. Louis, Missouri
March 29, 1999
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